UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2010
Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Suite 200, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 362-5800
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On July 30, 2010, the Board of Directors of Smith Micro Software, Inc. (the “Company”) appointed James E. Straight as a director of the Company for a term expiring on the date of the Company’s 2013 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The Board has fixed the size of the Board of Directors at six members to accommodate the addition of the new director. Mr. Straight has also been named a member of the Mergers & Acquisitions Committee of the Board.
     For his service as a director, Mr. Straight was issued a stock grant for 5,000 shares, vested immediately, under the Company’s 2005 Stock Option/Stock Issuance Plan, in lieu of receiving options under the Company’s Automatic Option Grant Program under such Plan.
     Mr. Straight has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during the Company’s current or preceding fiscal year.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit	Description
99.1	Press Release of Smith Micro Software, Inc. dated August 3, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC. (Registrant)
August 3, 2010	By:	/s/ William W. Smith, Jr.
Date		Name:	William W. Smith, Jr.
		Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Exhibit
99.1	Press Release of Smith Micro Software, Inc. dated August 3, 2010.